Exhibit 10.19

FIRST ADDENDUM TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS FIRST ADDENDUM (the “Addendum”) entered into on March 31, 2020, amends, modifies, supplements and clarifies the terms and conditions of that certain Membership Interest Purchase Agreement (the “Agreement”), dated as of January 22, 2020, by and among 4Front Holdings, LLC, a Delaware limited liability company (“4F Holdings”), 4Front Arkansas, LLC, a Delaware limited liability company (“4F Arkansas”, and together with 4F Holdings, collectively, the “Seller”), and Denham Investments, LLC, an Arkansas limited liability company (“Buyer”). Terms capitalized but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

RECITALS:

WHEREAS, Seller and Buyer entered into the Agreement with the intent to close the sale, transfer, and assignment of Seller’s Collective Interest on January 22, 2020; and

WHEREAS, Seller and Buyer now desire to amend the Agreement in certain respects as more particularly set forth below. In that regard, the Addendum shall merge with the Agreement to become a part thereof and be fully binding upon the parties, and their respective affiliates and assigns.

NOW, THEREFORE, in consideration of the execution and delivery of this Addendum and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

A.

Any and all provisions and/or references in connection with the sale, transfer, and assignment of the ANP Interest from Seller to Buyer (the “ANP Sale”) is hereby modified to amend the Closing Date specifically related to the ANP Sale and extend the Closing Date with regard to the ANP Sale to the first business day following the expiration of any and all notice periods provided under Section 11.4 of the LLC Agreement, as defined below, assuming that ANP or its members have not exercised it or their rights under this Section 11.4 of the LLC Agreement. For avoidance of doubt, the Closing and the Closing Date related to the ANP Sale shall be deemed as unconsummated as of January 22, 2020.

B.	Section 1.03 Payment of Purchase Price is hereby modified to amend as follow:

“Section 1.03 Payment of Purchase Price. The Purchase Price shall be paid to the Seller as follows:

(i).

cash payment of One Million Five Hundred Thousand Dollars and 00/100 USD ($1,500,000.00) (the “Payment”) allocated to the ANP Interest. This Payment was paid by Buyer to Seller on the First Closing Date. The Payment is currently being held by Seller for the purpose of affording Seller an opportunity to provide ANP and its members with advance notice regarding their respective right of first refusal to purchase the ANP Interest under Section 11.04 of that certain Limited Liability Company Agreement of ANP, dated as of September 16, 2017 (the “LLC Agreement”);

a.

Subject and pursuant to the parties’ understanding set forth in Sections 2.07 and 3.06 hereof, if ANP and its members elect to waive their respective right of first refusal with regard to the ANP Interest, the Payment shall be applied to the Purchase Price on the Second Closing Date, and

b.

A cash payment of Two Million Five Hundred Ninety One Thousand Five Hundred Twenty-Two Dollars and 00/100 USD ($2,591,522.00) shall be paid in immediately available funds within thirty (30) calendar days after Pine Bluff Agriceuticals I, LLC, an Arkansas limited liability company (“Pine Bluff LicenseCo”), or any assignee, transferee, or other economic or controlling beneficiary of the Arkansas Medical Marijuana Dispensary License No. 222 or that marijuana dispensary license held by Pine Bluff LicenseCo as of the date hereof, makes its first retail marijuana sale to any medical patient or other customer (the “Future Payment”).

(ii).	Subject and pursuant to the parties’ understanding set forth in Sections

2.07and 3.06 hereof, if ANP and/or its members elect to exercise their right of first refusal with regard to the ANP Interest, the Payment shall be applied to the Purchase Price allocated to the PBM Interest pursuant to Section 1.02 hereof (i.e., $2,479,737.00) (the “PBM Purchase Price”), and

a.

A cash payment of Nine Hundred Seventy Nine Thousand Seven Hundred Thirty-Seven Dollars and 00/100 USD ($979,737.00) shall be paid in immediately available funds within thirty (30) calendar days after Pine Bluff LicenseCo, or any assignee, transferee, or other economic or controlling beneficiary of the Arkansas Medical Marijuana Dispensary License No. 222 or that marijuana dispensary license held by Pine Bluff LicenseCo as of the date hereof, makes its first retail marijuana sale to any medical patient or other customer (the “Final Payment”).”

C.	Section 1.04 Closing is hereby amended as follow:

“Section 1.04 Closing. The closing of the sale, transfer and assignment of the PBM Interest from Seller to Buyer (the “First Closing”) shall take place on January 22, 2020 (the “First Closing Date”). The closing of the sale, transfer and assignment of the ANP Interest from Seller to Buyer (the “Second Closing,” and together with the First Closing, collectively, the “Closing”) shall take place on the first business day following the expiration of any and all notice periods provided under Section 11.4 of the LLC Agreement, as defined below, assuming that ANP or its members have not exercised it or their rights under this Section 11.4 of the LLC Agreement (the “Second Closing Date,” and together with the First Closing Date, collectively, the “Closing Date”), remotely via the parties’ exchange of counterpart signature pages and other deliverables as set forth in this Agreement.”

D.	Section 1.06 Future Payment Security is hereby amended as follow:

“Section 1.06 Future Payment or Final Payment Security. If Buyer fails to timely pay any or all of the Future Payment or Final Payment, as applicable, when due according to Section 1.03 and Section 1.05 above, then Seller or its designee, in its sole discretion, shall have the right, but not the obligation, to cause Buyer or its designee, assignee, successor, transferee, or the individual or entity having any economic benefit and/or control (collectively the “License Holders”) of the Arkansas Medical Marijuana Dispensary Licenses affiliated with, as of the date hereof, Pine Bluff License Co and Arkansas Natural Products I, LLC, an Arkansas limited liability company (collectively the “Licenses”) to transfer and assign all of License Holders interests in all entities and affiliated entities to Seller. If Buyer exercises its option in Section 1.05 above, Seller or its designee shall receive only the interest associated with Pine Bluff License Co. The Parties acknowledge this provision is intended to be security for the payment of the Future Payment or Final Payment, as applicable, and Buyer agrees to cooperate and use all good faith efforts to facilitate the transfer of all of Buyer’s and License Holders’ economic interest and control in the Licenses to Seller. Buyer appoints Seller at its proxy for the purposes of effectuating the transaction contemplated in this Section 1.05.”

E.	Section 5.06 Tax Treatment of Indemnification Payments is hereby amended as follow:

“Section 5.06 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price or PBM Purchase Price for tax purposes, unless otherwise required by applicable law.”

F.	In the event of any inconsistencies between this Addendum and the Agreement, the provisions of this Addendum shall prevail.

G.	This Addendum shall be binding upon the parties and their respective affiliates and assigns.

H.

The parties’ obligations under this Addendum, which by their nature would continue beyond termination, cancellation or expiration of the Agreement, shall survive termination, cancellation, or expiration of this Agreement.

I.

This Addendum constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof, and there are no agreements, representations, or warranties except as specifically set forth herein. This Addendum may not be amended or modified except by an instrument in writing signed by the party against whom enforcement of such amendment or modification is sought.

J.

This Addendum may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signatures delivered by a party by facsimile transmission or by e- mail transmission shall be deemed an original signature hereto.

[Signature Page(s) to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed, effective as of the date first written above.

SELLER:

4Front Holdings, LLC, a Delaware limited liability company

By: /s/ Josh Rosen

Josh Rosen, Manager

4Front Arkansas, LLC, a Delaware limited liability company

By: /s/ Josh Rosen

Josh Rosen, Manager

BUYER:

Denham Investments, LLC, an Arkansas limited liability company

By:  /s/ John P. Denham

John P. Denham, Manager